UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): January 10, 2019
AMERICAN HOMES 4 RENT
AMERICAN HOMES 4 RENT, L.P.
(Exact Name of Registrant as Specified in its Charter)

Maryland (American Homes 4 Rent)	001-36013	46-1229660
Delaware (American Homes 4 Rent, L.P.)	333-221878-02	80-0860173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California 91301
(Address of Principal Executive Offices) (Zip Code)

(805) 413-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2019, the Board of Trustees of American Homes 4 Rent (the “Company”), acting on the recommendation of the Nominating and Corporate Governance Committee expanded the size of the Board from nine to 11 trustees and elected Winifred (Wendy) Webb and Jay Willoughby as trustees, effective January 10, 2019. Ms. Webb and Mr. Willoughby have not yet been appointed to a Committee of the Board.

The Board also determined that Ms. Webb and Mr. Willoughby are each independent under the standards set forth in the Company’s Corporate Governance Guidelines and the New York Stock Exchange listing standards, bringing the total number of independent trustees on the Board to seven.

There have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding either Ms. Webb or Mr. Willoughby that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

Effective with their election to the Board, Ms. Webb and Mr. Willoughby will participate in the standard compensation arrangements for the Company’s non-management trustees, as previously reported. The Company also intends to enter into its standard form of indemnification agreement with Ms. Webb and Mr. Willoughby.

Dann V. Angeloff, a trustee of the Company since 2012, will retire from the Company effective with the 2019 Annual Meeting pursuant to the Board’s Trustee retirement policy and will not stand for re-election.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2019

AMERICAN HOMES 4 RENT

By:	/s/ Stephanie Heim
Stephanie Heim
Executive Vice President - Counsel

AMERICAN HOMES 4 RENT, L.P.
By:	American Homes 4 Rent, its general partner

By:	/s/ Stephanie Heim
Stephanie Heim
Executive Vice President - Counsel